Exhibit 99.1

NUTRISYSTEM, INC. REPORTS FOURTH QUARTER AND YEAR END 2008 RESULTS; ANNOUNCES QUARTERLY DIVIDEND OF $0.175

Reports Full Year 2008 Revenues of $688 Million and Adjusted EBITDA of $106 Million

Horsham, PA - February 18, 2009-NutriSystem, Inc. (NASDAQ: NTRI), a leading provider of weight management products and services, today reported financial results for the fourth quarter and full year 2008. Highlights for the full year and quarter ended December 31, 2008 include:

Full Year 2008
  Revenues of $687.7 million as compared to $776.8 million for 2007;
  Operating income from continuing operations of $89.8 million as compared to $162.9 million for 2007;
  Adjusted EBITDA of $106.1 million as compared to $172.7 million for 2007. Adjusted EBITDA is defined as income from continuing operations excluding non-cash employee compensation, other expense, equity and impairment loss, interest, income taxes and depreciation and amortization;
  Adjusted EPS before equity and impairment loss of $1.80 per diluted share as compared to $3.00 for 2007;
  Equity and impairment loss of $9.5 million against investment in ZeroWater negatively impacting EPS by $0.31 as compared to $0.02 for 2007; and
  Net income of $46.3 million, or $1.48 per diluted share, which included the ZeroWater equity and impairment loss. This compares to 2007 net income of $104.2 million, or $2.96 per diluted share.

Fourth Quarter 2008
  Revenues of $114.6 million as compared to $137.2 million for Q4 2007;
  Operating income from continuing operations of $8.8 million as compared to $15.9 million for Q4 2007;
  Adjusted EBITDA of $13.4 million compared to $19.0 million for Q4 2007. Adjusted EBITDA is defined as income from continuing operations excluding non-cash employee compensation, other expense, equity and impairment loss, interest, income taxes and depreciation and amortization;

  Adjusted EPS before equity and impairment loss of $0.16 per diluted share as compared to $0.34 for Q4 2007;
  Impairment loss of $6.8 million against investment in ZeroWater negatively impacting EPS by $0.27 as compared to $0.01 for Q4 2007; and
  Net loss of $3.3 million, or ($0.11) per diluted share, which included the ZeroWater equity and impairment loss. This compares to Q4 2007 net income of $10.5 million, or $0.31 per diluted share.

"2008 was a tumultuous year for the economy, which clearly impacted consumers' discretionary spending. While 2008 full year revenues declined, this was compared to a record setting 2007 and we remain confident in the long term viability of our business, our brand and our business model," stated Chairman and CEO Joe Redling. "We believe 2009 will bring a focus on gross margin improvement and cost containment as we strengthen our position in the category."

For the full year 2008, the Company generated $92 million in net cash from operations and ended the year with $38 million in cash and cash equivalents, no funded debt and $200 million available under its credit agreement.

"Even in a difficult macro environment, our capital efficient business model enabled us to return value to our shareholders through the repurchase of $67 million in stock and $16 million in dividends, invest $17 million in our core business in the form of capital expenditures and new initiatives such as the Nu-Kitchen acquisition, while remaining debt free," said David Clark, Chief Financial Officer. "Anticipating the ongoing strength in the Company's ability to generate cash, we are pleased to announce the continuation of our quarterly dividend."

The Board of Directors declared the Company's quarterly dividend of $0.175 per share, payable March 16, 2009, to shareholders of record as of March 6, 2009. While the Company intends to continue to pay regular quarterly dividends, the declaration and payment of future dividends are discretionary and will be subject to determination by the Board of Directors each quarter following its review of the Company's financial performance.

Q1 2009 Outlook

For the first quarter of 2009, the Company estimates Adjusted EBITDA will be between $19 and $23 million. The Company defines Adjusted EBITDA as income from continuing operations excluding non-cash employee compensation, other expense, equity and impairment loss, interest, income taxes and depreciation and amortization.

"Current full year visibility, during a period fraught with consumer uncertainty and rising unemployment countered by the potential impact of various stimulus programs, is very limited. With this lack of visibility, we will not offer full year guidance at this time. However, with the flexibility of our eCommerce model, our expanded product line and the depth and experience of our management team, I remain confident that we will emerge from this period a stronger company," commented Redling.

"Our management team is focused on increasing our gross margin, maintaining marketing efficiency, and containing G&A and capital spending," added Clark. "Our focus on freight, ingredient use, food pricing, warehousing and fulfillment should improve our gross margin levels during 2009. In G&A, we implemented wage and hiring freezes earlier this year. We continue to focus on prudent cost savings measures throughout the Company."

Conference Call and Webcast

Management will host a webcast to discuss fourth quarter and full year 2008 financial results today at 4:30 PM Eastern time. The webcast will include remarks from Chairman and Chief Executive Officer Joe Redling and Chief Financial Officer David Clark.

The webcast will be available live under the Investor Relations section of NutriSystem's website, www.nutrisystem.com. Please click on Investor Relations at the bottom of the home page and then click on the microphone icon on the Investor Relations home page.

About NutriSystem, Inc.

NutriSystem (NASDAQ: NTRI), a leading provider of weight management products and services, offers a weight-loss program based on nutritious, portion-controlled, lower Glycemic Index prepared meals. The program has no membership fees and provides free online and telephone counseling.

Forward-Looking Statement Disclaimer

This press release may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding NutriSystem's outlook and guidance for the first quarter and full year 2009, its expectations regarding free cash flow generation, its expectations regarding the effect of economic and competitive pressures, statements about the benefits to be achieved from investments made in 2008, and from share repurchases, and other statements that are not statements of historical fact constitute forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, which are described in NutriSystem, Inc.'s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. NutriSystem, Inc. undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Contact:
Cindy Warner Investor Relations NutriSystem, Inc. Tel: 215-346-8136 Email: IR@nutrisystem.com

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)
	Three Months Ended December 31, __________________________		Year Ended December 31, _______________________
	2008	2007	2008	2007

REVENUE	$ 114,563	$ 137,189	$ 687,741	$ 776,767
COSTS AND EXPENSES:
Cost of revenue	55,602	68,454	338,658	363,874
Marketing	26,578	33,963	175,027	178,700
General and administrative	21,228	17,148	75,703	65,527
Depreciation and amortization	2,338	1,682	8,508	5,812
Total costs and expenses	105,746	121,247	597,896	613,913
Operating income from continuing operations	8,817	15,942	89,845	162,854
OTHER EXPENSE	(1,061)	(39)	(1,145)	(39)
EQUITY AND IMPAIRMENT LOSS	(6,798)	(800)	(9,458)	(800)
INTEREST INCOME, net	23	817	757	3,803
Income from continuing operations before income taxes	981	15,920	79,999	165,818
INCOME TAXES	4,338	4,657	33,572	60,871
(Loss) income from continuing operations	(3,357)	11,263	46,427	104,947
DISCONTINUED OPERATIONS:
Gain (loss) on discontinued operations, net of income taxes	28	(776)	(174)	(795)
Net (loss) income	$ (3,329)	$ 10,487	$ 46,253	$ 104,152
BASIC INCOME PER COMMON SHARE:
(Loss) income from continuing operations	$ (0.11)	$ 0.33	$ 1.51	$ 3.05
Net loss from discontinued operations	-	(0.02)	-	(0.02)
Net (loss) income	$ (0.11)	$ 0.31	$ 1.51	$ 3.03
DILUTED INCOME PER COMMON SHARE:
(Loss) income from continuing operations	$ (0.11)	$ 0.33	$ 1.49	$ 2.98
Net loss from discontinued operations	-	(0.02)	(0.01)	(0.02)
Net (loss) income	$ (0.11)	$ 0.31	$ 1.48	$ 2.96

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	29,516	33,732	30,684	34,397
Diluted	29,907	34,376	31,172	35,171

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)
	December 31, ------------------------------------
	2008	2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 38,309	$ 40,679
Marketable securities	-	1,769
Receivables	17,200	19,100
Inventories	50,986	82,491
Prepaid income taxes	3,714	-
Deferred income taxes	1,651	3,260
Other current assets	8,611	11,585
Current assets of discontinued operation	325	517
Total current assets	120,796	159,401
FIXED ASSETS, net	24,312	21,872
EQUITY INVESTMENT	4,000	13,458
GOODWILL	2,717	-
IDENTIFIABLE INTANGIBLE ASSETS, net	2,590	-
OTHER ASSETS	5,056	3,829
	$ 159,471	$ 198,560
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 31,448	$ 46,064
Accrued payroll and related benefits	2,150	1,907
Deferred revenue	4,964	-
Income taxes payable	-	2,482
Other accrued expenses and current liabilities	3,743	5,535
Current liabilities of discontinued operation	43	64
Total current liabilities	42,348	56,052
NON-CURRENT LIABILITIES	1,298	1,006
Total liabilities	43,646	57,058
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value (5,000,000 shares authorized, no shares issued and outstanding)	-	-
Common stock, $.001 par value (100,000,000 shares authorized; shares issued - 30,784,920 at December 31, 2008 and 33,955,859 at December 31, 2007)	29	33
Additional paid-in capital	-	-
Retained earnings	115,771	141,454
Accumulated other comprehensive income	25	15
Total stockholders' equity	115,825	141,502
	$ 159,471	$ 198,560

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)
	Year Ended December 31, -------------------------------------
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 46,253	$ 104,152
Adjustments to reconcile net income to net cash provided by operating activities-
Loss on discontinued operation	174	795
Depreciation and amortization	8,508	5,812
(Gain) loss on disposal of fixed assets	(71)	303
Share-based expense	7,978	4,270
Deferred income tax expense (benefit)	99	(2,163)
Equity and impairment loss	9,458	800
Changes in operating assets and liabilities
Accrued interest income	19	590
Receivables	1,840	(1,886)
Inventories	31,237	(10,110)
Other assets	3,248	(3,878)
Accounts payable	(13,970)	779
Accrued payroll and related benefits	245	547
Deferred revenue	4,964	-
Income taxes	(6,270)	6,004
Other accrued expenses and liabilities	(1,231)	1,381
Net cash provided by operating activities of continuing operations	92,481	107,396
Net cash (used in) provided by operating activities of discontinued operations	(192)	513
Net cash provided by operating activities	92,289	107,909
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	-	(178,800)
Sales of marketable securities	1,750	243,250
Cash paid for acquisition of a business	(5,717)	-
Capital additions	(11,624)	(18,703)
Proceeds from the sale of fixed assets	1,120	-
Purchase of equity investment	-	(14,258)
Net cash (used in) provided by investing activities of continuing operations	(14,471)	31,489
Net cash provided by investing activities of discontinued operations	-	1,650
Net cash (used in) provided by investing activities	(14,471)	33,139
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under credit facility	35,000	-
Repayments of borrowings under credit facility	(35,000)	-
Exercise of stock options	1,022	1,931
Tax benefit from equity compensation awards	2,184	7,317
Debt issuance costs	-	(814)
Repurchase and retirement of common stock	(67,085)	(121,777)
Payment of dividends	(16,251)	-
Net cash used in financing activities of continuing operations	(80,130)	(113,343)
Net cash used in financing activities of discontinued operations	-	(300)
Net cash used in financing activities	(80,130)	(113,643)
Effect of exchange rate changes on cash and cash equivalents	(247)	-
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(2,559)	27,405
CASH AND CASH EQUIVALENTS, beginning of year	41,190	13,785
CASH AND CASH EQUIVALENTS, end of year	38,631	41,190
LESS CASH AND CASH EQUIVALENTS OF DISCONTINUED OPERATION, end of year	322	511
CASH AND CASH EQUIVALENTS OF CONTINUING OPERATIONS, end of year	$ 38,309	$ 40,679

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

Adjusted EBITDA	$ 13,424	$ 19,034	$ 106,052	$ 172,653
Non-cash employee compensation expense	(2,269)	(1,410)	(7,699)	(3,987)
Other expense	(1,061)	(39)	(1,145)	(39)
Equity and impairment loss	(6,798)	(800)	(9,458)	(800)
Interest income, net	23	817	757	3,803
Income taxes	(4,338)	(4,657)	(33,572)	(60,871)
Depreciation and amortization	(2,338)	(1,682)	(8,508)	(5,812)

(Loss) income from continuing operations	$ (3,357)	$ 11,263	$ 46,427	$ 104,947

Adjusted EBITDA is defined as income from continuing operations excluding non-cash employee compensation, other expense, equity loss, interest, income taxes and depreciation and amortization. We believe Adjusted EBITDA is a useful performance metric for management and investors because it is more indicative of the ongoing operations of the company.

Adjusted EBITDA excludes certain non-cash and non-operating items to facilitate comparisons and provide a meaningful measurement that is focused on the performance of the ongoing operations of the Company.

NUTRISYSTEM, INC. AND SUBSIDIARIES

EPS IMPACT OF ZERO WATER RECONCILIATION TO GAAP RESULTS

(in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

Adjusted income from continuing operations	$ 4,874	$ 11,829	$ 56,054	$ 105,453
Equity and impairment loss	(6,798)	(800)	(9,458)	(800)
Additional income taxes associated with equity and impairment loss	(1,433)	234	(169)	294
(Loss) income from continuing operations	$ (3,357)	$ 11,263	$ 46,427	$ 104,947

Diluted income per common share:
(Loss) income from continuing operations	$ (0.11)	$ 0.33	$ 1 .49	$ 2.98
Adjusted income from continuing operations	$ 0.16	$ 0.34	$ 1.80	$ 3.00

The tax impact for the three months ended December 31, 2008 reflects a valuation allowance for the equity and impairment loss for the twelve months then ended.

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